Exhibit 99.1

Cavico Corp. Announces Pricing of $1.8 Million Public Offering of Common Stock

HANOI, VIETNAM--(Marketwire - 10/26/10) - Cavico Corp., (NASDAQ:CAVO - News) ("Cavico" or the "Company"), a leading infrastructure development company based in Vietnam, today announced the pricing of a public offering of 750,000 shares of its common stock at a price of $2.40 per share. The Company has granted the underwriters a 45-day option to purchase up to an additional 112,500 shares to cover over-allotments, if any. The offering is expected to close on November 1, 2010, subject to customary closing conditions.

The Company will receive aggregate net proceeds of approximately $1.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, not including the over-allotment option. The Company intends to use the net proceeds from this offering for general corporate purposes, including general working capital purposes.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ:RODM - News), acted as book-running manager, and Chardan Capital Markets, LLC acted as co-manager for the offering.

The shares are being sold under the Company's existing shelf registration statement on form S-3 (File No. 333-169866,) which was declared effective by the Securities and Exchange Commission (the "SEC") on October 18, 2010. Any offer of the shares will be made exclusively by means of a base prospectus, and a prospectus supplement filed with the SEC. When available, the base prospectus and final prospectus supplement relating to the offering may be obtained by visiting EDGAR on the SEC Website at www.sec.gov or upon request from Rodman & Renshaw, LLC, 1251 Avenue of the Americas, New York, NY 10020, 212-430-1710 or email: prospectus@rodm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cavico Corp.

Cavico Corp. is focused on large infrastructure projects, which include the construction of hydropower facilities, dams, bridges, tunnels, roads, mines and urban buildings. Cavico is also making investments in hydropower facilities, cement production plants and urban developments in Vietnam. The company employs more than 3,000 employees on projects worldwide, with offices throughout Vietnam and a satellite office in Australia.

Founded in 2000, Cavico is a major infrastructure construction, infrastructure investment and natural resources conglomerate headquartered in Hanoi, Vietnam. Cavico is highly respected for its core competency in the construction of mission-critical infrastructure including hydroelectric plants, highways, bridges, tunnels, ports and urban community developments. One of the Company's primary competitive advantages is its ability to nurture a project "from concept through completion" with a vertical portfolio of interrelated investment, permitting, design, construction management and facility maintenance services. Cavico's project partners include top multi-national corporations and government organizations. The Company employs more than 3,000 full-time, part-time, and seasonal workers. For more information, visit http://www.cavicocorp.com. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's ability to obtain the necessary financing to continue and expand operations, to market its construction services in new markets and to offer construction services at competitive pricing, the Company's ability to complete projects in the time frame specified; anticipated revenue from the projects to attract and retain management, and to integrate and maintain technical information and management information systems; the effects of currency policies and fluctuations, general economic conditions and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. These statements include, without limitation, statements regarding our ability to prepare the Company for growth; the Company's planned expansions, and predictions and guidance relating to the Company's future financial performance. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Cavico Corp.
Timothy Pham
Vice President and Director
+1-714-843-5456
cavicohq@cavico.us

Grayling Investor Relations

Truc Nguyen
Managing Director
+1-646-284-9418
truc.nguyen@grayling.com